Execution

Dated 15th July 2010

WHITEHORSE TECHNOLOGY LIMITED
as Borrower

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH
(国家开发银行股份有限公司香港分行)
as Lender

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH
(国家开发银行股份有限公司香港分行)
as Arranger

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH
(国家开发银行股份有限公司香港分行)
as Facility Agent

AMENDMENT AGREEMENT
in relation to a
USD45,000,000 TERM LOAN FACILITY AGREEMENT

KING & WOOD
9/F, Hutchison House
10 Harcourt Road, Central
Hong Kong
Tel: (852) 2848 4848
Fax: (852) 2845 2995

Ref.: 710030085/CR/JL

TABLE OF CONTENTS

THIS AMENDMENT AGREEMENT is dated 15th July 2010

BETWEEN

(1) **WHITEHORSE TECHNOLOGY LIMITED**, a limited liability company incorporated under the laws of the British Virgin Islands with its registered office at P. O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands as borrower (the "**Borrower**");

(2) **CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH (国家开发银行股份有限公司香港分行)** of Suite 3307-15, 33/F., One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong as lender (the "**Original Lender**");

(3) **CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH** (国家开发银行股份有限公司香港分行) of Suite 3307-15, 33/F., One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong as arranger (the "**Arranger**"); and

(4) **CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH (国家开发银行股份有限公司香港分行)** of Suite 3307-15, 33/F., One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong as facility agent of the Finance Parties (other than itself) (the "**Facility Agent**").

WHEREAS

(A) By a term loan facility agreement dated 24 June 2010 between the Borrower, the Original Lender, the Arranger and the Facility Agent (the "**Loan Agreement**"), the Lenders agreed to make available to the Borrower a term loan facility in a principal amount of up to USD45,000,000 subject to the terms and conditions set out therein.

(B) The parties wish to enter into this Agreement to amend certain terms of the Loan Agreement in the manner set out in herein.

1. DEFINITIONS

1.1 Terms defined

In this Agreement unless specifically provided otherwise, terms or expressions used herein shall have the meaning ascribed to them in the Loan Agreement including the amended and additional definitions set out in Clause 2.1.

1.2 Interpretation

The rules of interpretation set out in Clauses 1.2 to 1.3 of the Loan Agreement shall apply *mutatis mutandis* to the interpretation of this Agreement as if the same were set out and repeated in full in this clause 1.2 provided that references therein to "**this Agreement**" shall be deemed to be references to this Agreement.

2. AMENDMENTS TO LOAN AGREEMENT

2.1 Amendments to certain definitions in the Loan Agreement

2.1.1 The definitions of the "**Financial Documents**", the "**Repayment Dates**" and the "**Security Documents**" in Clause 1.1 of the Loan Agreement shall be deleted in their entirety.

2.1.2 The following definitions shall be inserted in Clause 1.1 of the Loan Agreement:-

"**Deed of Confirmation**" means the deed of confirmation dated on or about the date of the Amendment Agreement in relation to the Personal Guarantee executed or to be executed by the Personal Guarantor in favour of the Facility Agent.

"**Finance Documents**" means the followings:-

(a) this Agreement;
(b) the Amendment Agreement;
(c) the Deed of Undertaking;
(d) the Security Documents; and
(e) any other document or agreement designated in writing as such by the Borrower and the Facility Agent.

"**Repayment Dates**" means the dates falling twenty-four (24), thirty-six (36), forty-eight (48), and sixty (60) months respectively after the first Utilisation date; and "**Repayment Date**" means each of them.

"**Security Documents**" means

(a) the Share Pledge Agreement;
(b) the Personal Guarantee;
(c) the Deed of Confirmation;
(d) the Account Charge; and
(e) any other security documents for the time being or from time to time constituting security for the Secured Indebtedness and any other document which may be designated a Security Document with the consent of the Borrower.

2.1.3 Any reference to the "**Amendment Agreement**" in the Loan Agreement shall be a reference to this Agreement.

2.1.4 For the avoidance of doubt, following the aforesaid amendment, each of the conditions precedent set out in Clause 4 of and Schedule 2 to the Loan Agreement shall be construed in light of such amendment and shall not be regarded as having been satisfied unless and until it has been satisfied in accordance with the aforesaid provisions under such construction.

2.2 Repayment

Clause 6.1 of the Loan Agreement shall be deleted its entirety and replaced with the following:-

"6.1 **Repayments of loans**

The Borrower shall repay the Loans in four (4) equal instalments on the Repayment Dates."

3. REPRESENTATIONS AND WARRANTIES

3.1 Matters represented

The Borrower represents and warrants that each of the representations and warranties set out in Clause 1 of Schedule 5 to the Loan Agreement is true on the date of this Agreement with reference to the facts and circumstances then subsisting.

3.2 Reliance

The Borrower acknowledges the reliance by each of the Finance Parties on the representations and warranties in entering into this Agreement and each other Finance Document to which such Finance Party is a party.

4. FINANCE DOCUMENTS

4.1 Save and except as amended or supplemented herein, each Finance Document continues to be in full force and effect and is binding on the parties thereto.

4.2 The Borrower confirms and acknowledges its obligations provided in the Finance Documents to which it is a party save as amended and supplemented by this Agreement.

5. NO WAIVER

5.1 This Agreement shall not constitute or be construed as a waiver of any breach, Event of Default or Potential Event of Default, if any, having occurred and continuing.

5.2 No failure to exercise, nor any delay in exercising, on the part of the Finance Parties, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

6. LEGAL OPINION

Without prejudice to Clause 4.1 of Schedule 2 to the Loan Agreement, the Borrower undertakes to provide the Facility Agent with a legal opinion from Harney Westwood & Riegels LLP relating to matters of British Virgin Islands law in respect of this Agreement in form and substance satisfactory to the Facility Agent within 3 days of the date of this Agreement.

7. FEES AND EXPENSES

The Borrowers shall reimburse the Finance Parties for all costs and expenses incurred by it including, without limitation, the fees and expenses of legal advisors, in connection with this Agreement and the transactions contemplated herein in accordance with Clause 16 of the Loan Agreement.

8. COUNTERPARTS

This Agreement may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

EXECUTION

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

BORROWER

WHITEHORSE TECHNOLOGY LIMITED

By : TU GUO SHEN

Address : 13/F, Shenzhen Special Zone Press Tower Shennan Road, Futian, Shenzhen, P.R.C.

Fax : +86 755 8351 0815

ARRANGER

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH

By :

Address : Suite 3307-15, 33/F., One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong

Fax : +852 2530 4083

Attention : Mr. Meng Zhongwen

FACILITY AGENT

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH

By :

Address : Suite 3307-15, 33/F., One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong

Fax : +852 2530 4083

Attention : Mr. Meng Zhongwen

EXECUTION

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

BORROWER

WHITEHORSE TECHNOLOGY LIMITED

By : TU GUO SHEN

Address : 13/F, Shenzhen Special Zone Press Tower Shennan Road, Futian, Shenzhen, P.R.C.

Fax : +86 755 8351 0815

ARRANGER

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH

By : Wang Wuping

Address : Suite 3307-15, 33/F., One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong

Fax : +852 2530 4083

Attention : Mr. Meng Zhongwen

FACILITY AGENT

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH

By : Wang Wuping

Address : Suite 3307-15, 33/F., One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong

Fax : +852 2530 4083

Attention : Mr. Meng Zhongwen

ORIGINAL LENDER

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH

By : Wang Wuping

Address : Suite 3307-15, 33/F., One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong

Fax : +852 2530 4083

Attention : Mr. Meng Zhongwen